Exhibit (h)(A46)

AMENDMENT TO

FUND PARTICIPATION AGREEMENT

This Amendment is entered into as of March 1, 2024, by and among Teachers Insurance and Annuity Association of America (the “Company”) on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A of the Agreement as may be amended from time to time, JPMorgan Trust II, and JPMorgan Distribution Services, Inc.

RECITALS

WHEREAS, the parties entered into an Agreement dated November 22, 2016, as amended (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the parties hereby agree to amend the Agreement as follows:

1. Amendment. Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

2. Continuing Provisions of the Agreement. Except as otherwise specifically set forth in this Amendment, all other terms of the Agreement shall remain unchanged and continue in full force and effect.

3. Counterpart Signatures. This Amendment may be executed in any number of counterpart signatures with the same effect as if the parties had all signed the same document. Facsimile signatures shall have the same effect as manual signatures. All counterpart signatures shall be construed together and shall constitute one agreement.

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first above written.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:
Name:	Christopher Stickrod
Title:	Executive Vice President
Date:	Feb 12, 2024 | 7:59AM PST

JPMORGAN TRUST II

By:
Name:	Jeffrey House
Title:	Vice President
Date:	Feb 13, 2024 | 6:42 AM PST

JPMORGAN DISTRIBUTION SERVICES, INC.

By:
Name:	Wendy Barta
Title:	Managing Director
Date:	Feb 12, 2024 | 9:29 AM PST

SCHEDULE A

Name of Separate Account and Date Established by Board of Trustees	Contracts Funded by Separate Account	Designated Portfolios
TIAA Separate Account VA-3 May 17, 2006	Access Annuities	JPMorgan Small Cap Value Fund – Class R6 Shares

TIAA Separate Account VA-3 September 28, 2020	Access Annuities	JPMorgan Equity Income Fund – Class R6 Shares

TIAA Separate Account VA-3 February 1, 2022	Access Annuities	JPMorgan Large Cap Growth – Class R6 Shares

TIAA Separate Account VA-3 March 1, 2024	Access Annuities	JPMorgan Core Plus Bond Fund – Class R6 Shares